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Exhibit 21.1

SUBSIDIARIES OF DTS, INC.

AS OF DECEMBER 31, 2013

JURISDICTION OF INCORPORATION OR ORGANIZATION
SUBSIDIARIES OF DTS, INC.:
DTS (BVI) Limited	British Virgin Islands
dts Japan KK	Japan
DTS Washington LLC	Delaware
DTS, LLC	Delaware
Phorus, Inc	Delaware
SUBSIDIARIES OF DTS (BVI) LIMITED:
DTS (Asia) Limited	Hong Kong
DTS China Holding Limited	British Virgin Islands
DTS (BVI) AZ Research Limited	British Virgin Islands
DTS Licensing Holdings	Republic of Ireland
SUBSIDIARY OF DTS LICENSING HOLDINGS:
DTS Licensing Limited	Republic of Ireland
SUBSIDIARIES OF DTS LICENSING LIMITED:
DLLNI LIMITED	England and Wales
DTS Licensing Pte. Ltd.	Singapore
SUBSIDIARY OF DTS CHINA HOLDING LIMITED:
DTS China Licensing (Hong Kong) Limited	Hong Kong
SUBSIDIARY OF DTS CHINA LICENSING (HONG KONG) LIMITED:
Guangzhou DTS Digital Theater System, Co. Ltd	People's Republic of China

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  Exhibit 21.1
SUBSIDIARIES OF DTS, INC. AS OF DECEMBER 31, 2013